Exhibit 99.1

Tripadvisor Reports Third Quarter 2025 Financial Results and Aligns Operating Model with

Experiences-Led Strategy

Viator and Brand Tripadvisor to organize in support of Group priorities in experiences

New structure to leverage Group data to capitalize on AI-enabled opportunities

Optimizing Brand Tripadvisor portfolio to maximize efficiencies

Company expects at least $85 million in annualized gross cost savings

NEEDHAM, MA, November 6, 2025 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the third quarter ended September 30, 2025, and a reset of its operating model to support the Group’s prioritization of an experiences-led growth strategy.

Financial highlights

•
Revenue for the third quarter was $553 million, an increase of 4% year-over-year.
•
Net income for the third quarter was $53 million, or $0.43 diluted EPS.
•
Non-GAAP net income for the third quarter was $80 million, or $0.65 diluted EPS.
•
Adjusted EBITDA for the third quarter was $123 million, or 22.2% of revenue.

Operating model reset to support more focused set of strategic priorities

In addition, the Company announced the realignment of its operating model to support its long-term goals and positioning as an experiences-led and AI-enabled company as it pursues the following strategic and financial priorities:

•
Extending its leadership position to drive long-term growth in Experiences by fully deploying differentiated assets and unifying Viator and Tripadvisor experiences under one team, strategy, and roadmap.
•
Leveraging the Group’s unique data, content and brand trust for the AI future to power products and reshape the traveler experience for a more personalized and holistic journey in the discovery, planning, and booking process.
•
Narrowing focus at Brand Tripadvisor, prioritizing resourcing to support experiences and data strategies, while simplifying its portfolio of legacy offerings to enhance profitability.

As a result of these operational changes and efficiencies, the Company expects at least $85 million in annualized gross cost savings, executed throughout 2026, and fully realized in 2027. This cost savings program includes a combination of headcount reductions and other operating cost reductions.

“Our performance in the third quarter reflects the progress we’ve made in our marketplace businesses, particularly our continued success building on our scale position in the experiences category. Our portfolio mix is now anchored in high-growth marketplaces, which now represent nearly 60% of our revenue and 30% of our profit over the last twelve months,” said Chief Executive Officer Matt Goldberg. “The shift in our operating model we are announcing today positions Tripadvisor Group as an experiences-led and AI-enabled company. These changes are intended to support a more focused set of strategic priorities, namely extending our leadership position to drive long-term growth in experiences, leveraging our differentiated assets to transform the travel experience for an AI future, and managing our legacy business to enhance profitability.”

“We are pleased with our performance in the third quarter as we continue to capitalize on opportunities in experiences and manage headwinds in our legacy offerings,” said Chief Financial Officer, Mike Noonan. “Over the last year, we have placed experiences at the center of the Group’s strategic and financial priorities. As we exit the year and finalize our targets for 2026, our highest priority is to make the necessary shifts in our operating model to support long-term growth in revenue and adjusted EBITDA grounded in our opportunity in experiences.”

Management plans to discuss additional details on the Company’s quarterly results call scheduled for today, Thursday, November 6, 2025, at 8:30 a.m. ET.

Third Quarter 2025 Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2025	2024	% Change
Total Revenue	$553	$532	4%
Brand Tripadvisor (1)	$235	$255	(8)%
Viator	$294	$270	9%
TheFork	$63	$49	28%
Intersegment eliminations (1)	$(39)	$(42)	(8)%

GAAP Net Income (Loss)	$53	$39	38%

Total Adjusted EBITDA (2)	$123	$122	0%
Brand Tripadvisor	$59	$87	(32)%
Viator	$50	$30	63%
TheFork	$14	$5	151%

Non-GAAP Net Income (Loss) (2)	$80	$72	10%

Diluted Earnings (Loss) per Share:
GAAP	$0.43	$0.27	59%
Non-GAAP (2)	$0.65	$0.50	30%

Cash flow from operating activities	$45	$(44)	n.m.
Free cash flow (2)	$26	$(64)	n.m.

n.m. = not meaningful

(1)
Brand Tripadvisor segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Note: All percentage changes presented in this Earnings Release are calculated using millions with one decimal place, except per share amounts.

Cost performance – Total costs and expenses were $483 million for the third quarter, an increase of 4% year-over-year, as follows:

•
Cost of sales was $41 million for the third quarter, or 7.4% of consolidated revenue, an increase of 3% year-over-year, compared to $40 million in the same period a year ago, or 7.5% of consolidated revenue.
•
Marketing costs were $227 million for the third quarter, or 41.1% of consolidated revenue, an increase of 8% year-over-year, compared to $211 million in the same period a year ago, or 39.6% of consolidated revenue.
•
Personnel costs were $147 million for the third quarter, or 26.6% of consolidated revenue, approximately flat year-over-year, compared to $147 million in the same period a year ago, or 27.6% of consolidated revenue.
•
Technology costs were $26 million for the third quarter, or 4.7% of consolidated revenue, an increase of 10% year-over-year, compared to $23 million in the same period a year ago, or 4.4% of consolidated revenue.

•
General and administrative costs were $18 million for the third quarter, or 3.2% of consolidated revenue, a decrease of 15% year-over-year, compared to $21 million in the same period a year ago, or 3.9% of consolidated revenue.

Cash & Liquidity – As of September 30, 2025, the Company had approximately $1.2 billion of cash and cash equivalents, an increase of $154 million from December 31, 2024.

Segments Highlights:

Brand Tripadvisor

•
Revenue for the third quarter was $235 million, reflecting a year-over-year decline of 8%.
o
Branded hotels revenue for the third quarter was $143 million, reflecting a year-over-year decline of 5%.
o
Media and advertising revenue for the third quarter was $36 million, reflecting a year-over-year decline of 11%.
o
Experiences and dining revenue for the third quarter was $47 million, reflecting a year-over-year decline of 9%.
o
Other revenue for the third quarter was $9 million, reflecting a year-over-year decline of 31%.
•
Adjusted EBITDA for the third quarter was $59 million, or 25.3% of revenue, compared to adjusted EBITDA in the same period a year ago of $87 million, or 33.9% of revenue.

Viator

•
Revenue for the third quarter was $294 million, reflecting year-over-year growth of 9%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 6%.
•
The number of experience bookings was approximately 6.6 million during the third quarter, an increase of approximately 18%, when compared to the same period in 2024. Experience bookings include a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations.
•
Gross bookings value (“GBV”) reached $1.3 billion during the third quarter, reflecting year-over-year growth of approximately 15%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
•
Adjusted EBITDA for the third quarter was $50 million, or 16.8% of revenue, compared to adjusted EBITDA in the same period a year ago of $30 million, or 11.3% of revenue.

TheFork

•
Revenue for the third quarter was $63 million, reflecting year-over-year growth of 28%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 20%.
•
Total number of bookings during the third quarter grew year-over-year by approximately 11%.
•
Adjusted EBITDA for the third quarter was $14 million, or 21.9% of revenue, compared to adjusted EBITDA in the same period a year ago of $5 million, or 11.2% of revenue.

Reorganization and Cost Savings Actions

As discussed above, the Company initiated a series of cost savings actions in support of its decision to integrate its experiences operating model across its Viator and Brand Tripadvisor segments. As a result, the Company expects to incur estimated pre-tax restructuring and other related reorganization costs of approximately $35 million to $40 million, primarily related to employee severance and related benefits. This amount is expected to be expensed primarily in the fourth quarter of 2025, with the remaining amount expensed during 2026.

Additionally, the Company expects to reorganize its operating segments during the fourth quarter of 2025. Following the Company’s decision to integrate its Viator and Brand Tripadvisor experiences operating model, we anticipate our operating segments will be reorganized into the following: (1) Experiences, (2) Hotels & Other; and (3) TheFork. We do not expect TheFork segment to be impacted by this re-segmentation.

Conference Call

Tripadvisor will host a conference call later this morning, November 6, 2025, at 8:30 a.m., Eastern Time, to discuss the Company’s third quarter 2025 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$553	$532	$1,480	$1,424

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization as shown separately below)	41	40	110	104
Marketing	227	211	617	577
Personnel (including stock-based compensation of $29, $31, $85 and $92, respectively)	147	147	440	449
Technology	26	23	73	67
General and administrative	18	21	48	71
Depreciation and amortization	24	21	68	63
Restructuring and other related reorganization costs	—	(1)	10	1
Total costs and expenses	483	462	1,366	1,332
Operating income (loss)	70	70	114	92
Other income (expense):
Interest expense	(17)	(13)	(47)	(35)
Interest income	10	13	31	38
Other income (expense), net	—	(4)	(8)	(7)
Total other income (expense), net	(7)	(4)	(24)	(4)
Income (loss) before income taxes	63	66	90	88
(Provision) benefit for income taxes	(10)	(27)	(12)	(84)
Net income (loss)	$53	$39	$78	$4

Earnings (loss) per share attributable to common stockholders:
Basic	$0.46	$0.28	$0.61	$0.03
Diluted	$0.43	$0.27	$0.59	$0.03

Numerator used to compute net income (loss) per share attributable to common stockholders:
Basic	$53	$39	$78	$4
Diluted	$53	$39	$79	$5

Weighted average common shares outstanding:
Basic	116	139	127	139
Diluted	124	144	134	145

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,218	$1,064
Accounts receivable, net (allowance for expected credit losses of $30 and $25, respectively)	258	207
Prepaid expenses and other current assets	48	49
Total current assets	1,524	1,320
Property and equipment, net of accumulated depreciation of $627 and $567, respectively	213	200
Operating lease right-of-use assets	36	17
Intangible assets, net of accumulated amortization of $201 and $189, respectively	34	36
Goodwill	843	814
Non-marketable investments	28	30
Deferred income taxes, net	123	101
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	44	43
TOTAL ASSETS	$2,845	$2,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$65	$49
Deferred merchant payables	393	255
Deferred revenue	65	47
Current portion of debt	353	5
Income taxes payable	27	23
Accrued expenses and other current liabilities	247	249
Total current liabilities	1,150	628
Long-term debt	821	831
Finance lease obligation, net of current portion	38	43
Operating lease liabilities, net of current portion	31	11
Deferred income taxes, net	1	1
Other long-term liabilities	97	104
Total Liabilities	2,138	1,618

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 119,611,050 and 153,655,038, respectively
Shares outstanding: 116,802,970 and 127,394,786, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 0 and 12,799,999, respectively
Additional paid-in capital	440	1,605
Retained earnings	354	276
Accumulated other comprehensive income (loss)	(47)	(91)
Treasury stock-common stock, at cost, 2,808,080 and 26,260,252 shares, respectively	(40)	(847)
Total Stockholders’ Equity	707	943
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,845	$2,561

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Operating activities:
Net income (loss)	$53	$39	$78	$4
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24	21	68	63
Stock-based compensation expense	29	31	85	92
Deferred income tax expense (benefit)	(7)	(15)	(6)	(24)
Other, net	3	7	19	15
Changes in operating assets and liabilities, net	(57)	(127)	104	(3)
Net cash provided by (used in) operating activities	45	(44)	348	147

Investing activities:
Capital expenditures, including capitalized website development	(19)	(20)	(63)	(51)
Other investing activities, net	—	—	(2)	—
Net cash provided by (used in) investing activities	(19)	(20)	(65)	(51)

Financing activities:
Proceeds from the issuance of Term Loan B Facility, net of financing costs	—	493	341	493
Payment of 2025 Senior Notes	—	(500)	—	(500)
Payment of financing costs related to Credit Facility	—	(1)	—	(1)
Principal payments on Term Loan B Facility	(2)	—	(6)	—
Repurchase of common stock related to Merger, including transaction costs	—	—	(411)	—
Repurchase of common stock under the share repurchase program	—	—	(40)	(25)
Payment of withholding taxes on net share settlements of equity awards	(3)	(3)	(15)	(17)
Payments of finance lease obligation	(2)	(2)	(6)	(5)
Net cash provided by (used in) financing activities	(7)	(13)	(137)	(55)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	13	8	4
Net increase (decrease) in cash, cash equivalents and restricted cash	6	(64)	154	45
Cash, cash equivalents and restricted cash at beginning of period	1,212	1,176	1,064	1,067
Cash, cash equivalents and restricted cash at end of period	$1,218	$1,112	$1,218	$1,112
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds	$5	$30	$20	$195
Cash paid during the period for interest	$16	$28	$43	$48
Supplemental disclosure of non-cash flow financing activities:
Issuance of common stock related to Merger	$—	$—	$39	$—
Net operating loss carryforwards retained related to Merger	$—	$—	$13	$—

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated Adjusted EBITDA (including forecasted consolidated Adjusted EBITDA), consolidated Adjusted EBITDA margin (including forecasted consolidated Adjusted EBITDA margin), non-GAAP net income (loss), non-GAAP net income (loss) per diluted earnings (loss) per share, free cash flow, and non-GAAP total revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our unaudited condensed consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitations of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated Adjusted EBITDA and Adjusted EBITDA margin guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation expense; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (7) restructuring and other related reorganization costs; (8) transaction related expenses; and (9) non-recurring expenses (income) unusual in nature or infrequently occurring. These items are excluded from our Adjusted EBITDA performance measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves, settlements and other, as well as restructuring and other related reorganization costs, and transaction related expenses;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding: (1) stock-based compensation expense; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (5) restructuring and other related reorganization costs; (6) transaction related expenses; and (7) non-recurring expenses (income) or expenses unusual in nature or infrequently occurring that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts taxes, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excludes the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

TripAdvisor defines “non-GAAP Costs of sales” as GAAP Costs of sales before legal reserves, settlements and other; “non-GAAP Personnel” expenses as GAAP Personnel expenses before stock-based compensation expense; and “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses before legal reserves, settlements and other; restructuring and other related reorganization costs; and transaction related expenses. These items are excluded from our non-GAAP operating expenses because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	YTD*
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(59)	$24	$39	$2	$5	$(11)	$36	$53	$78
Add: Provision (benefit) for income taxes	43	14	27	(3)	82	(9)	11	10	12
Add: Other expense (income), net	1	(2)	4	1	5	5	12	7	24
Add: Restructuring and other related organization costs	1	-	(1)	21	21	10	-	-	10
Add: Legal reserves, settlements and other (1)	10	4	-	3	18	-	(4)	-	(4)
Add: Transaction related expenses	1	2	1	(1)	3	-	-	-	-
Add: Stock-based compensation expense	28	34	31	28	120	28	29	29	85
Add: Depreciation and amortization (2)	22	21	21	22	85	21	23	24	68
Adjusted EBITDA (Non-GAAP)	$47	$97	$122	$73	$339	$44	$107	$123	$273

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(59)	$24	$39	$2	$5	$(11)	$36	$53	$78
Add: Stock-based compensation expense	28	34	31	28	120	28	29	29	85
Add: Legal reserves, settlements and other (1)	10	4	-	3	18	-	(4)	-	(4)
Add: Restructuring and other related organization costs	1	-	(1)	21	21	10	-	-	10
Add: Transaction related expenses	1	2	1	(1)	3	-	-	-	-
Add: Amortization of intangible assets	2	2	2	1	6	1	1	1	2
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(2)
Subtract: Income tax effect of Non-GAAP adjustments (3)	7	6	(5)	11	18	6	1	2	9
Subtract: Non-recurring or infrequent discrete tax items (4)	(42)	2	4	(1)	(36)	-	-	-	-
Non-GAAP Net Income (Loss)	$17	$57	$72	$43	$188	$21	$60	$80	$160
Interest expense on 2026 Senior Notes, net of tax (5)	-	-	-	-	1	-	-	-	1
Numerator used to compute Non-GAAP net income (loss) per diluted share	$17	$57	$72	$43	$189	$21	$60	$80	$161

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding	138	145	144	145	145	141	130	124	134
Add: Potential dilutive effect of common equivalent shares	8	-	-	-	-	6	-	-	-
Non-GAAP Diluted Shares Outstanding (6)	146	145	144	145	145	147	130	124	134

GAAP Diluted Earnings (Loss) per Share	$(0.43)	$0.17	$0.27	$0.01	$0.04	$(0.08)	$0.28	$0.43	$0.59
Add: Stock-based compensation expense	0.19	0.23	0.22	0.19	0.83	0.18	0.22	0.23	0.63
Add: Legal reserves, settlements and other (1)	0.07	0.03	-	0.02	0.12	-	(0.03)	-	(0.03)
Add: Restructuring and other related organization costs	0.01	-	(0.01)	0.15	0.14	0.07	-	-	0.07
Add: Transaction related expenses	0.01	0.01	0.01	(0.01)	0.02	-	-	-	-
Add: Amortization of intangible assets	0.01	0.01	0.01	0.01	0.04	0.01	0.01	0.01	0.02
Add: (Gain)/Loss on investments	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)
Add: Adjustment to GAAP diluted shares outstanding (6)	0.03	-	-	-	-	0.01	-	-	-
Subtract: Income tax effect of Non-GAAP adjustments (3)	0.05	0.04	(0.04)	0.07	0.12	0.04	0.01	0.01	0.07
Subtract: Non-recurring or infrequent discrete tax items (4)	(0.29)	0.01	0.03	(0.01)	(0.25)	-	-	-	-
Non-GAAP Diluted Earnings (Loss) per Share	$0.12	$0.39	$0.50	$0.30	$1.30	$0.14	$0.46	$0.65	$1.20

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	6%	1%	(0)%	5%	3%	1%	7%	4%	4%
Estimated effects of changes in foreign currency exchange rates	0%	0%	0%	0%	0%	(2)%	2%	3%	1%
Non-GAAP Total Revenue growth on a constant currency basis	6%	1%	(0)%	5%	3%	3%	5%	1%	3%

GAAP Total Brand Tripadvisor Segment Revenue	(2)%	(10)%	(12)%	(6)%	(8)%	(8)%	(3)%	(8)%	(7)%
Estimated effects of changes in foreign currency exchange rates	0%	0%	0%	1%	0%	(1)%	1%	2%	0%
Non-GAAP Total Brand Tripadvisor segment revenue growth on a constant currency basis	(2)%	(10)%	(12)%	(7)%	(8)%	(7)%	(4)%	(10)%	(7)%

GAAP Total Viator Segment Revenue	23%	13%	10%	16%	14%	10%	11%	9%	10%
Estimated effects of changes in foreign currency exchange rates	0%	(1)%	(1)%	0%	0%	(2)%	2%	3%	1%
Non-GAAP Total Viator segment revenue growth on a constant currency basis	23%	14%	11%	16%	14%	12%	9%	6%	9%

GAAP Total TheFork Segment Revenue	17%	11%	17%	23%	18%	12%	28%	28%	23%
Estimated effects of changes in foreign currency exchange rates	1%	(1)%	2%	(3)%	1%	(4)%	6%	8%	4%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis	16%	12%	15%	26%	17%	16%	22%	20%	19%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$139	$53	$(44)	(2)	144	102	202	45	348
Subtract: Capital expenditures	16	16	20	23	74	19	25	19	63
Free Cash Flow (Non-GAAP)	$123	$37	$(64)	$(25)	$70	$83	$177	$26	$285

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	YTD*
Segments - Revenue:
Total Revenue	$395.1	$496.7	$531.7	$411.1	$1,834.6	$398.2	$529.2	$552.5	$1,479.9
Growth % (y/y)	6%	1%	(0)%	5%	3%	1%	7%	4%	4%
Brand Tripadvisor	239.5	250.3	255.2	203.9	948.8	219.4	241.8	234.3	695.5
Growth % (y/y)	(2)%	(10)%	(12)%	(6)%	(8)%	(8)%	(3)%	(8)%	(7)%
Tripadvisor-branded hotels	158.6	150.4	151.1	124.6	584.5	148.0	152.3	143.1	443.3
Growth % (y/y)	(5)%	(14)%	(17)%	(7)%	(11)%	(7)%	1%	(5)%	(4)%
Media and advertising	32.6	40.6	40.5	36.0	149.7	30.8	35.5	36.0	102.2
Growth % (y/y)	10%	(2)%	5%	3%	3%	(6)%	(13)%	(11)%	(10)%
Tripadvisor experiences and dining (7)	35.8	48.1	50.9	34.7	169.5	30.5	44.7	46.5	121.8
Growth % (y/y)	9%	(4)%	(7)%	(8)%	(4)%	(15)%	(7)%	(9)%	(10)%
Other	12.5	11.2	12.7	8.6	45.1	10.1	9.3	8.7	28.2
Growth % (y/y)	(8)%	(15)%	(19)%	(20)%	(12)%	(19)%	(17)%	(31)%	(23)%
Viator	141.1	243.8	269.6	185.6	840.1	155.8	270.5	294.3	720.6
Growth % (y/y)	23%	13%	10%	16%	14%	10%	11%	9%	10%
TheFork	41.3	42.2	49.1	48.3	180.8	46.4	54.2	62.9	163.6
Growth % (y/y)	17%	11%	17%	23%	18%	12%	28%	28%	23%
Intersegment revenue (7)	(26.8)	(39.6)	(42.2)	(26.7)	(135.1)	(23.4)	(37.3)	(39.0)	(99.8)
Growth % (y/y)	18%	1%	(3)%	(5)%	1%	(13)%	(6)%	(8)%	(8)%

Percent of Total Revenue:**
Tripadvisor-branded hotels	40%	30%	28%	30%	32%	37%	29%	26%	30%
Media and advertising	8%	8%	8%	9%	8%	8%	7%	7%	7%
Tripadvisor experiences and dining (7)	9%	10%	10%	9%	9%	8%	8%	8%	8%
Other	3%	2%	2%	2%	2%	3%	2%	2%	2%
Viator	36%	49%	51%	45%	46%	39%	51%	53%	49%
TheFork	10%	8%	9%	12%	10%	12%	10%	11%	11%
Intersegment revenue (7)	(7)%	(8)%	(8)%	(7)%	(7)%	(6)%	(7)%	(7)%	(7)%

GAAP Net Income (Loss): (8)	$(59.3)	$24.1	$38.5	$1.6	$4.9	$(11.0)	$36.0	$53.2	$78.2
Growth % (y/y)	(19)%	0%	44%	(94)%	(50)%	(81)%	49%	38%	2270%
GAAP Net Income (Loss) margin	(15.0%)	4.9%	7.2%	0.4%	0.3%	(2.8%)	6.8%	9.6%	5.3%

(1)
These amounts include an estimated accrual for the potential settlement of a regulatory related matter of $10 million expensed during the first quarter of 2024, which was reduced by $4 million during the second quarter of 2025 based on updated information, and a one-time charge of $4 million during the second quarter of 2024, resulting from enacted tax legislation in Canada during June 2024 related to digital services taxes, which required retrospective application back to January 1, 2022. This amount represented a one-time retrospective portion of the liability due for the periods prior to the period of enactment, or for the periods prior to April 1, 2024. The charge for three months ended June 30, 2024, and all subsequent reporting periods, are included in Adjusted EBITDA.
(2)
Depreciation and amortization include capitalized website development.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(4)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation, such as the 2017 Tax Act or legislation that impacts taxes, such as the CARES Act.
(5)
For the year ended December 31, 2024 and the nine months ended September 30, 2025, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(6)
In periods for which we present a GAAP net loss, but Non-GAAP net income, which comprises only the three months ended March 31, 2025 and 2024, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.
(7)
Tripadvisor experiences and dining revenue within the Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(8)
The Company does not calculate or report net income by segment.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

** Percentages may not total to 100% due to rounding.

Tripadvisor, Inc

Supplemental Financial Information (continued)

(in millions, except percentages)

(Unaudited)

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	YTD*
Total Consolidated Adjusted EBITDA (1)
Total Revenue	$395.1	$496.7	$531.7	$411.1	$1,834.6	$398.2	$529.2	$552.5	$1,479.9
Less:
Cost of sales (2)	24.5	36.1	39.7	28.1	128.4	26.8	41.8	40.7	109.4
Marketing	162.2	203.4	210.8	152.0	728.6	171.6	217.7	227.2	616.6
Personnel (3)	121.8	119.7	115.6	118.1	475.2	115.9	120.0	118.7	354.5
Technology	21.9	22.3	23.3	23.9	91.3	22.7	24.9	25.7	73.3
General and administrative (2)	18.0	18.6	19.9	16.2	72.6	17.4	17.8	17.7	52.8
Total Consolidated Adjusted EBITDA	$46.7	$96.6	$122.4	$72.8	$338.5	$43.8	$107.0	$122.5	$273.3
Growth % (y/y)	42%	8%	(4)%	(13)%	1%	(6)%	11%	0%	3%
Total Adjusted EBITDA Margin	11.8%	19.4%	23.0%	17.7%	18.5%	11.0%	20.2%	22.2%	18.5%

Intersegment revenue (4)	(26.8)	(39.6)	(42.2)	(26.7)	(135.1)	(23.4)	(37.3)	(39.0)	(99.8)

Segment - Brand Tripadvisor
Total Revenue (4)	$239.5	$250.3	$255.2	$203.9	$948.8	$219.4	$241.8	$234.3	$695.5
Less:
Cost of sales	6.5	8.3	8.6	9.3	32.8	4.9	9.0	7.1	21.1
Marketing	60.8	67.7	70.5	51.5	250.5	62.1	81.6	83.4	227.1
Personnel (3)	69.7	65.4	64.1	67.0	266.2	64.7	62.3	60.9	187.9
Technology	13.3	13.1	13.6	14.6	54.5	12.8	13.6	14.4	40.9
General and administrative	11.5	12.1	11.9	9.1	44.4	10.0	9.4	9.3	28.6
Adjusted EBITDA	$77.7	$83.7	$86.5	$52.4	$300.4	$64.9	$65.9	$59.2	$189.9
Growth % (y/y)	8%	(13)%	(22)%	(23)%	(14)%	(16)%	(21)%	(32)%	(23)%
Adjusted EBITDA Margin	32.4%	33.4%	33.9%	25.7%	31.7%	29.6%	27.3%	25.3%	27.3%

Segment - Viator
Total Revenue	$141.1	$243.8	$269.6	$185.6	$840.1	$155.8	$270.5	$294.3	$720.6
Less:
Cost of sales	15.5	25.0	26.5	13.4	80.4	17.1	27.5	29.1	73.7
Marketing (5)	113.7	166.3	169.5	112.5	561.9	114.0	162.1	166.8	443.0
Personnel (3)	30.6	33.4	31.9	30.5	126.4	31.8	36.0	36.3	104.0
Technology	5.6	6.2	6.5	6.2	24.6	6.6	7.9	7.6	22.1
General and administrative	3.2	3.1	4.8	2.9	14.0	3.9	4.7	5.0	13.6
Adjusted EBITDA	$(27.5)	$9.8	$30.4	$20.1	$32.8	$(17.6)	$32.3	$49.5	$64.2
Growth % (y/y)	(10)%	n.m.	76%	33%	n.m.	(36)%	230%	63%	406%
Adjusted EBITDA Margin	(19.5)%	4.0%	11.3%	10.8%	3.9%	(11.3)%	11.9%	16.8%	8.9%

Segment - TheFork
Total Revenue	$41.3	$42.2	$49.1	$48.3	$180.8	$46.4	$54.2	$62.9	$163.6
Less:
Cost of sales	2.5	2.8	4.6	5.4	15.2	4.8	5.3	4.5	14.6
Marketing (5)	14.5	9.0	13.0	14.7	51.3	18.9	11.3	16.0	46.3
Personnel (3)	21.5	20.9	19.6	20.6	82.6	19.4	21.7	21.5	62.6
Technology	3.0	3.0	3.2	3.1	12.2	3.3	3.4	3.7	10.3
General and administrative	3.3	3.4	3.2	4.2	14.2	3.5	3.7	3.4	10.6
Adjusted EBITDA	$(3.5)	$3.1	$5.5	$0.3	$5.3	$(3.5)	$8.8	$13.8	$19.2
Growth % (y/y)	(56)%	n.m.	n.m.	n.m.	n.m.	(0)%	184%	151%	276%
Adjusted EBITDA Margin	(8.5)%	7.3%	11.2%	0.6%	2.9%	(7.5)%	16.2%	21.9%	11.7%

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	YTD*
Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses:
GAAP Cost of sales	$24.5	$39.8	$39.7	$27.2	$131.2	$26.8	$41.8	$40.7	$109.4
Subtract: Legal reserves, settlements and other	-	3.7	-	(0.9)	2.8	-	-	-	-
Non-GAAP Cost of sales	$24.5	$36.1	$39.7	$28.1	$128.4	$26.8	$41.8	$40.7	$109.4

GAAP Personnel	$149.2	$153.2	$146.9	$145.6	$594.9	$143.8	$149.1	$147.2	$440.1
Subtract: Stock-based compensation expense	27.4	33.5	31.3	27.5	119.7	27.9	29.1	28.5	85.6
Non-GAAP Personnel	$121.8	$119.7	$115.6	$118.1	$475.2	$115.9	$120.0	$118.7	$354.5
% of revenue	31%	24%	22%	29%	26%	29%	23%	21%	24%

GAAP General and administrative	$29.3	$20.8	$20.8	$19.8	$90.5	$17.4	$13.2	$17.7	$48.2
Subtract: Legal reserves, settlements and other	10.0	-	-	4.4	14.4	-	(4.6)	-	(4.6)
Subtract: Transaction related expenses	1.3	2.2	0.9	(0.8)	3.5	-	-	-	-
Non-GAAP General and administrative	$18.0	$18.6	$19.9	$16.2	$72.6	$17.4	$17.8	$17.7	$52.8

n.m. = not meaningful

(1)
Consolidated Adjusted EBITDA is a non-GAAP measure, and certain operating expenses used to calculate Consolidated Adjusted EBITDA are also non-GAAP given they exclude GAAP expenses in some cases. Please refer to above for our definitions of non-GAAP operating expenses, as well as below for reconciliations to the most directly comparable GAAP measure.
(2)
Refer to GAAP to non-GAAP expense reconciliations below.
(3)
This amount is exclusive of stock-based compensation expense. Please refer above to our definition of Adjusted EBITDA, which is our segment measure under GAAP.
(4)
Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(5)
Viator and TheFork segments marketing expenses are shown gross of intersegment (intercompany) expenses, which is eliminated on a consolidated basis.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Definitions

We use the following operating metrics described below to assist us in measuring our operations performance, identifying trends, formulating projections and making strategic decisions for the Viator segment. We are not aware of any uniform standards for calculating these metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way. Management believes it is useful to monitor these metrics together and not individually as it does not make business decisions based upon any single metric. We regularly review our processes and may adjust how we calculate these metrics to improve their accuracy. None of these metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Gross Booking Value (“GBV”) represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure.

We define an “experience booking” as a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations. This metric is reported at the time the booking is made. As an example, a single experience booked in January for three travelers would be reported as one experience booking in the first quarter. We believe that the number of experience bookings, an operational measure, is a useful indicator of the scale of our marketplace.

Operating Metrics

We review a number of metrics, including, but not limited to, ARPU, monthly active users, hotel shoppers, cost-per-click, GBV and number of experience bookings, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We make these metrics available to investors because we believe they are useful to investors both because they allow for greater transparency with respect to metrics used by management in its financial and operational decision-making, and because they may be used by investors to help analyze the health of our business.

While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Safe Harbor Statement

Statements in this press release, as well as statements by our executive officers, regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “would,” “opportunity,” “goal,” “objective” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements with respect to our experiences-led strategy, changes in our operating model, expected cost savings, growth objectives, AI-led initiatives, product innovation, strategic investments and partnership opportunities, capital allocation and stock repurchases, business and market trends, estimated pre-tax restructuring and other related reorganization costs, and our financial outlook and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, our ability to execute and achieve the expected benefits from our strategic focus on experiences, our ability to successfully re-align our operating model, our ability to realize the anticipated cost savings and expected timing, our ability to leverage Group data to capitalize on AI-led opportunities, our ability to respond to market trends and technological changes, and those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, restaurants, and other travel categories such as hotels. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com